As filed with the Securities and Exchange Commission on August 20, 2026
Registration No. 333-200436
Registration No. 333-200438
Registration No. 333-233258
Registration No. 333-251570
Registration No. 333-276092
Registration No. 333-280105

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200436
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200438
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-233258
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-251570
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-276092
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-280105

Under the Securities Act of 1933

LIBERTY BROADBAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	c/o Charter Communications, Inc. 400 Washington Blvd. Stamford, Connecticut 06902 (Address of Principal Executive Offices) (Zip Code)	47-1211994 (I.R.S. Employer Identification No.)

Liberty Broadband Corporation Transitional Stock Adjustment Plan
Liberty Broadband Corporation 2014 Omnibus Incentive Plan
Liberty Broadband Corporation 2019 Omnibus Incentive Plan
GCI Liberty, Inc. Transitional Stock Adjustment Plan
GCI Liberty, Inc. 2018 Omnibus Incentive Plan
Liberty Broadband Corporation 2024 Omnibus Incentive Plan
(Full title of plan)

Jamal H. Haughton
Executive Vice President, General Counsel and Corporate Secretary
Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902
(203) 428-0238
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to: Steven A. Cohen, Esq. John L. Robinson, Esq. Steven R. Green, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

On August 19, 2026, Liberty Broadband Corporation, a Delaware corporation (the “Registrant”), merged with Fusion Merger Sub 2, Inc., an indirect wholly owned subsidiary of Charter Communications, Inc. (“Charter” and such merger, the “Merger”), with the Registrant surviving the Merger as the surviving corporation and an indirect wholly owned subsidiary of Charter, and immediately following the Merger, the Registrant merged with and into Fusion Merger Sub 1, LLC, a direct wholly owned subsidiary of Charter (“Merger LLC” and such merger, the “Upstream Merger”), with Merger LLC surviving the Upstream Merger as the surviving company and a direct wholly owned subsidiary of Charter.  These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed by Merger LLC, as successor by merger to the Registrant, with the U.S. Securities and Exchange Commission (the “Commission”) to deregister any and all unsold securities originally registered by the Registrant pursuant to the following Registration Statements on Form S-8 (collectively referred to herein as the “Registration Statements”):

•
Registration Statement on Form S-8 (Commission File No. 333-200436), filed with the Commission on November 21, 2014, with respect to (1) 846,415 shares of the Registrant’s Series A common stock, par value $0.01 per share (“LBRDA”), thereby registered for offer or sale pursuant to the Liberty Broadband Corporation Transitional Stock Adjustment Plan (the “Transitional Plan”), and (2) 1,709,139 shares of the Registrant’s Series C common stock, par value $0.01 per share (“LBRDK”), thereby registered for offer or sale pursuant to the Transitional Plan.

•
Registration Statement on Form S-8 (Commission File No. 333-200438), filed with the Commission on November 21, 2014, with respect to (1) 1,500,000 shares of LBRDA, thereby registered for offer or sale pursuant to the Liberty Broadband Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”), and (2) 2,500,000 shares of LBRDK, thereby registered for offer or sale pursuant to the 2014 Plan.

•
Registration Statement on Form S-8 (Commission File No. 333-233258), filed with the Commission on August 14, 2019, with respect to 2,000,000 shares of LBRDK, thereby registered for offer or sale pursuant to the Liberty Broadband Corporation 2019 Omnibus Incentive Plan (the “2019 Plan”).

•
Registration Statement on Form S-8 (Commission File No. 333-251570), originally filed with the Commission on December 22, 2020 and as amended by the Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on June 25, 2026, with respect to (1) 709,689 shares of the Registrant’s Series B common stock, par value $0.01 per share (“LBRDB”), thereby registered for offer or sale pursuant to the GCI Liberty, Inc. Transitional Stock Adjustment Plan (the “GCI Transitional Plan”); (2) 12,445 shares of LBRDB, thereby registered for offer or sale pursuant to the GCI Liberty, Inc. 2018 Omnibus Incentive Plan (the “GCI 2018 Plan”); (3) 228,189 shares of LBRDK, thereby registered for offer or sale pursuant to the GCI Transitional Plan; (4) 818,693 shares of LBRDK, thereby registered for offer or sale pursuant to the GCI 2018 Plan; (5) 3,678,357 shares of LBRDK, thereby registered for offer or sale pursuant to the 2019 Plan; and (6) 722,134 shares of the LBRDK, thereby registered for resale pursuant to a prospectus included with and filed in such Registration Statement.

•
Registration Statement on Form S-8 (Commission File No. 333-276092), filed with the Commission on December 18, 2023 and as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, filed with the Commission on June 10, 2024, with respect to 750,000 shares of LBRDK, thereby registered for offer or sale pursuant to the 2019 Plan, inclusive of 361,239 of such shares of LBRDK registered for offer or sale pursuant to the Liberty Broadband Corporation 2024 Omnibus Incentive Plan (the “2024 Plan”) pursuant to the Post-Effective Amendment No. 1 to such Registration Statement.

•
Registration Statement on Form S-8 (Commission File No. 333-280105), filed with the Commission on June 10, 2024, with respect to 3,500,000 shares of LBRDK, thereby registered for offer or sale pursuant to the 2024 Plan.

As a result of the consummation of the Merger, the Registrant hereby terminates any and all offerings of securities pursuant to the Registration Statements.  In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of post-effective amendment, any and all of the Registrant’s securities that had been registered for issuance pursuant to any of the Registration Statements that remain unsold at the termination of the Registration Statements, the Registrant hereby removes and withdraws from registration any and all such securities of the Registrant registered under the Registration Statements that remain unsold as of the date hereof.  The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 20, 2026.  No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act.

FUSION MERGER SUB 1, LLC, as successor by merger to LIBERTY BROADBAND CORPORATION

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer